UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

October 15, 2010

ZENTRIC, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of Incorporation)	333-140236 (Commission File Number)	(IRS Employer ID No.)

Unit C2, 802 Southdown Road,

Mississauga, Ontario, Canada, L5J 2Y4

 (Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On October 15, 2010, Zentric, Inc. entered into a joint venture agreement with Hengxin Group and Jet Glory Asia Group Limited to develop and operate a battery manufacturing plant in Jilin, China.

The agreement is attached as an exhibit and should be referred to for a complete description of the agreement.

Exhibits

10. Joint Venture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Zentric, Inc.

                                    By: /s/Jeff Mak

           Jeff Mak,

                            President and CEO

Dated: October 19, 2010